Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 12, 2012 with respect to the consolidated financial statements of Eros International Plc and its subsidiaries as of March 31, 2012 and for the year ended March 31,2012 contained in the Annual Report on Form 20-F of Eros International Plc to which this exhibit is attached. We consent to the use of the aforementioned report in the Annual Report on Form 20-F.

/s/ GRANT THORNTON UK LLP

GRANT THORNTON UK LLP

London, UK

17 June 2014